                                                                   EXHIBIT 10.15


LICENSOR:                       Terayon Communication Systems, Inc. ("Terayon")

ADDRESSES FOR WRITTEN NOTICE    2952 Bunker Hill Lane
AND FOR SECTION 9.9:
                                Santa Clara, California 95054

                                Attention: Chief Executive Officer

        WITH A COPY TO:         2952 Bunker Hill Lane

                                Santa Clara, California 95054

                                Attention: General Counsel



                DATA OVER CABLE SERVICE INTERFACE SPECIFICATIONS
                                LICENSE AGREEMENT

        THIS DATA OVER CABLE SERVICE INTERFACE SPECIFICATIONS LICENSE AGREEMENT (this "Agreement") is made by and between Cable Television Laboratories, Inc., a Delaware non-stock membership corporation ("CableLabs"), having a place of business at 400 Centennial Parkway, Louisville, Colorado 80027-1266, USA, and the Licensor identified above. The effective date of this Agreement shall be the latest date set forth on the signature page hereof (the "Effective Date").

        WHEREAS, CableLabs desires to obtain certain limited rights to a pool of intellectual property essential for the development and implementation of the Data Over Cable Services Interface Specifications ("DOCSIS"), which specifications define interface requirements for equipment for the delivery of data over coax and hybrid fiber/coax networks and to sublicense such rights on a royalty-free basis, all on the terms and conditions set forth herein.

        WHEREAS, Licensor desires to license certain limited rights to aid CableLabs in establishing such a pool, and to receive a sublicense of all such pooled intellectual property in return from CableLabs.

        WHEREAS, CableLabs desires to receive such license, publish such specifications, and grant sublicenses to permit others, on a royalty-free basis, to manufacture, market and sell products conforming to the DOCSIS specifications.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1.      DEFINITIONS

        For purposes of this Agreement, the terms defined in this Section 1 shall have the respective meanings set forth below:

        1.1 "Affiliate" means an entity controlled by, or under common control with, or controlling a party to this Agreement, such control being exercised through ownership or control, directly or indirectly, of more than fifty percent (50%) of the voting interests of such entity entitled to vote for the election of directors or other governing authority, as of the Effective Date or thereafter during the term of this Agreement, provided that such entity shall be considered an Affiliate only for the time during which such ownership or control exists.

        1.2 "Licensed Technology" means all of Licensor's (and its Affiliates') patents, issued patents, pending patent applications and subsequently filed patent applications essential for compliance with the Specifications and any patented or patentable inventions described in the Specifications; all to the extent and only to the extent that Licensor (and its Affiliates) has the right to grant licenses, immunities or other rights thereunder as of the date of this Agreement and all copyrightable subject matter that is contained in the Specifications. Licensed Technology shall not include Licensor's technology or intellectual property related to security, including but not limited to conditional access, nor shall it include technology related to Digital Video Broadcast (DVB) or OpenCable.

        1.3 "Licensed Products" means products or systems utilizing or incorporating the Licensed Technology solely to the extent necessary for such products or systems to conform to the Specifications; provided, however, that the licenses and sublicenses granted in this Agreement apply only to the extent that data received or transferred by such products or systems is encapsulated within a DOCSIS MAC frame containing a DOCSIS header, as such terms are set forth in the Specifications. A product or system shall not qualify as a Licensed Product unless it conforms to the Specifications (as defined below), as demonstrated by the sublicensee's application for certification of such product or system in accordance with the certification process and procedures set forth on the DOCSIS web site, www.cablemodem.com, and by reasonable continuing efforts towards the same. If a sublicensee incorporates the Licensed Technology in a product or system that performs functions in addition to those required for conformance with the Specifications, the sublicense granted under this Agreement shall be limited to the Licensed Technology necessary for compliance with the Specification that would be required by a standalone device.

        1.4 "Licensors" means all parties which have executed an agreement with CableLabs which is, in all material respects, identical to this Agreement.

        1.5 "Specifications" means the Data Over Cable Service Interface Specifications ("DOCSIS") defined by the following table and each subsequent revision of such documents that becomes effective pursuant to Section 7 of this Agreement.

DESIGNATION        TITLE                                                           DATE
----------         -----                                                           ----
SP-BPI             Baseline Privacy Interface Specification                       9/22/97

SP-CMCI            Cable Modem-to-Customer Premises Equipment Interface           Currently
                   Specification                                                  in Draft

SP-CMTRI           Cable Modem Telephony Return Interface Specification           8/4/97

SP-CMTS-NSI        Cable Modem Termination System Network Side Interface          7/22/96
                   Specification

SP-OSSI            Operations Support System Interface Specification              4/3/97

SP-OSSI-RFI        Operations Support System Interface Radio Frequency Interface  4/10/98
                   Specification

SP-OSSI-SS         Operations Support System Interface Specification Security     Currently
                   System MIB                                                     in Draft

SP-OSSI-TRI        Operations Support Systems Interface Telephony Return          8/4/97
                   Interface Specification

SP-RFI             Radio Frequency Interface Specification                        10/8/97

SP-RSM             Removable Security Module Interface Specification              Currently
                                                                                   in Draft

SP-SS              Security System Specification                                  5/6/97

SP-OSSI-BPI        Operations Support System Interface Baseline Privacy           3/31/98
                   Interface MIB


KEY TO DESIGNATION:  SP = Specification



2.      LICENSE GRANTS.


        2.1 License Grant to CableLabs. Licensor hereby grants to CableLabs a nontransferable, worldwide, nonexclusive, royalty-free license under the Licensed Technology to make, have made, use, offer to sell, sell and import Licensed Products. Licensor hereby grants CableLabs a nontransferable, worldwide, nonexclusive, royalty-free license under its copyrights in and to the printed documents comprising the Specifications to copy, reproduce, publish and make derivative works of such printed documents. Licensor acknowledges that the Specifications are or will be publicly disseminated and hereby waives any right of trade secret in and to the Specifications. Nothing in this Agreement shall be construed to represent a license to use Licensor's technology or intellectual property related to security (including but not limited to conditional access), DVB, or Open Cable.

        2.2 CableLabs Rights to Sublicense. From time to time, potential sublicensees may request a sublicense to the Licensed Technology from CableLabs. Before granting any such sublicense, CableLabs shall immediately notify all current Licensors of such request. Any current Licensor shall have ten (10) days to provide written objection to the sublicensing of the Licensed Technology to such potential sublicensee. The sole grounds for objection shall be the existence of any current litigation or other legal proceeding alleging either infringement of any copyright or patent rights, or trade secret misappropriation, in any form, in which the objecting Licensor and potential sublicensee are adverse parties. In the event that CableLabs receives such objection, CableLabs shall not grant any sublicense to such potential sublicensee until written withdrawal of the objection is received from the objecting Licensor. In the event that no such objection is received, CableLabs may grant, subject to the terms and conditions of this Agreement, sublicenses solely to each of those sublicensees which grant to CableLabs a worldwide, nonexclusive, royalty-free license (with the right to sublicense to others) under such sublicensee's patents and copyrights to make, have made, use, offer to sell, sell and import Licensed Products, to the extent such patents and copyrights are essential for compliance with the Specifications. CableLabs shall provide Licensor with a fully executed copy of each such granted sublicense promptly upon request. CableLabs may grant, subject to the terms and conditions of this Agreement, sublicensees a nontransferable, worldwide, nonexclusive, royalty-free license under its copyrights and licensed rights in copyrights in and to the printed documents comprising the Specifications to copy, reproduce, publish and make derivative works of such printed documents. CableLabs shall maintain a current list of all sublicensees on a worldwide web site accessible to Licensor. CableLabs shall give notice to Licensor of the location and access parameters of such web site.

        2.3 License Grant to Licensor. CableLabs hereby grants to Licensor and its Affiliates a nontransferable, worldwide, nonexclusive, royalty-free license under CableLabs's issued patents, pending patent applications and subsequently filed patent applications which are essential for compliance with the Specifications and a nontransferable, worldwide, nonexclusive, royalty-free sublicense under all patents and copyrights to which CableLabs may have or hereafter acquires the right to sublicense, through other Data Over Cable Service Interface Specifications License Agreements, which are essential for compliance with the Specifications to make, have made, use, offer to sell, sell and import products which conform to the Specifications. CableLabs hereby grants Licensor and its Affiliates a nontransferable, worldwide, nonexclusive, royalty-free license under its copyrights and licensed rights in copyrights in and to the printed documents comprising the Specifications to copy, reproduce and publish such printed documents and to incorporate portions of such printed documents in Licensor's own and its Affiliates' documentation related to compliance with the Specifications.

        2.4 No Other Rights. Except as expressly set forth herein, this Agreement shall not be construed as granting any rights or interests in or to
(a) the Licensed Technology, (b) any improvements thereto, (c) any particular design, mode or method unless such design, mode or method is itself essential in the implementation of the Specifications, or (d) the proprietary rights of CableLabs, any other licensor or sublicensee, or any third party.

        2.5 MFN. CableLabs shall not sublicense the Licensed Technology to any entity unless such entity licenses its patents and copyrights which are essential for compliance with the Specifications to CableLabs on the same terms and conditions as this Agreement. Except for license fees payable under the Master License Agreement between CableLabs and RSA Data Security, Inc. dated December 31, 1997, if CableLabs pays any third party a fee to license its patents and copyrights which are essential for compliance with the Specification or requires sublicensees to pay such a fee, CableLabs or its sublicensees shall pay to Licensor a reasonable royalty substantially equivalent to the greatest royalty paid to any other such third party.

        2.6 Perpetual License. Except as otherwise provided in Section 8.2 hereof, the license granted hereunder shall be perpetual and irrevocable.


3.      REPRESENTATIONS, WARRANTY AND DISCLAIMER.

        3.1 Representation. Each party represents and warrants that it has the corporate power and authority to enter into this Agreement and to carry on its business as it is now being conducted.

        3.2 DISCLAIMER OF WARRANTIES. THE LICENSED TECHNOLOGY IS PROVIDED "AS IS" AND THE PARTIES DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, (1) ANY WARRANTY THAT THE LICENSED TECHNOLOGY OR LICENSED PRODUCTS DO NOT INFRINGE ANY PATENTS, COPYRIGHTS, OR OTHER INTELLECTUAL OR INDUSTRIAL PROPERTY RIGHTS, (2) ANY WARRANTY THAT ANY PATENTS INCLUDED IN THE LICENSED TECHNOLOGY ARE VALID OR ENFORCEABLE, (3) ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR (4) THAT THE RIGHTS AND LICENSES GRANTED TO CableLabs HEREUNDER COMPRISE ALL THE RIGHTS AND LICENSES NECESSARY OR DESIRABLE TO PRACTICE, DEVELOP, MAKE AND SELL LICENSED PRODUCTS.

4.      OBLIGATIONS OF SUBLICENSEES.

        4.1 Marking of Licensed Products. Each sublicensee of CableLabs (or CableLabs, if CableLabs manufactures Licensed Products) shall mark each Licensed Product in the form, manner and location agreed between Licensor and such sublicensee, with one or more patent numbers of patents in such countries under which a license is granted under this Agreement.

        4.2 Limited Scope of License. CableLabs shall require each sublicensee of the Licensed Technology to agree for the benefit of Licensor that the sublicense granted does not give any right to the Licensed Technology other than to make, have made, use, offer to sell, sell and import Licensed Products. Licensor hereby agrees, for the benefit of each party granting a license to CableLabs on the same terms and conditions as this Agreement, that the license granted does not give any right to practice the patents and copyrights of any other such party sublicensed to Licensor hereunder other than as may be essential to make, have made, use, offer to sell, sell and import Licensed Products.

        4.3 Certification of Licensed Products. Each sublicensee of CableLabs (or CableLabs, if CableLabs manufactures Licensed Products) shall use best efforts to certify each Licensed Product in accordance with the certification procedures posted on the DOCSIS web site, www.cablemodem.com. CableLabs shall use best efforts to make the certification process fair and non-discriminatory. CableLabs shall have the right to terminate the sublicense granted hereunder if sublicensee fails to meet its material obligations under this section within nine months of commencing certification procedures.

5.      LIMITATION OF LIABILITY.

            IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR EXEMPLARY, INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION LOSS OF PROFIT, SAVINGS OR REVENUE, OR THE CLAIMS OF THIRD PARTIES, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT.

6.      INFRINGEMENT AND ENFORCEMENT ACTIONS.

        6.1 Notification of Infringement. CableLabs shall immediately notify Licensor of any infringement, potential or actual, which may come to CableLabs's attention, of any Licensed Technology and shall provide Licensor with the available evidence, if any, of such infringement.

        6.2 Enforcement of Rights in Licensed Technology. Licensor, at its sole expense, shall have the right to determine the appropriate course of action to enforce its rights in Licensed Technology or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce Licensed Technology, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to Licensed Technology. CableLabs shall fully cooperate with Licensor in any action to enforce Licensor's rights in the Licensed Technology, including furnishing, without charge, except out-of-pocket expenses, any evidence, documents and testimony as may be required in such action. If Licensor gives CableLabs notice that an entity has commenced an action involving the Licensed Technology against Licensor or that Licensor has commenced such an action against an entity, CableLabs shall not grant a sublicense hereunder regarding Licensor's Licensed Technology to such entity.

7.      AMENDMENTS FOR FUTURE SPECIFICATIONS

        7.1 Periodic Amendments. CableLabs may revise the Specifications from time to time until June 1, 2001. CableLabs intends to issue, from time to time, full reprints of the Specifications, with changes, in the form of "Revisions" and to designate such revisions with control numbers such as "Rev. 1.1," and similar designations. Also, between the issuance of "Revisions," CableLabs intends to issue "Change Notices" and to designate the change notices with unique control numbers. CableLabs shall promptly make all revisions available, in full, on CableLabs' www.cablemodem.com web site. CableLabs shall conspicuously mark each Revision as either a Major Change or a Minor Change. CableLabs shall use its best efforts, in good faith, to determine whether a revision is a "Major Change" or a "Minor Change" in accordance with this Section 7.

        7.2 Major Changes. A "Major Change" shall be any revision that is not a Minor Change. All Major Changes posted on CableLabs' www.cablemodem.com web site by 12:00 a.m. on the first day of any calendar month shall become final at 12:00 a.m. on the first day of the next calendar month unless Licensor (or any sublicensee under Section 2.2) provides written notice to CableLabs objecting to the Revision. The sole ground of objection shall be that the Revision includes patents, copyrights, or trade secrets of the objecting party that are not already licensed to CableLabs through this Agreement (for Licensor) or through a similar agreement (for a sublicensee). If CableLabs receives such an objection, CableLabs shall provide written notice to Licensor that the Revision is not effective, and CableLabs shall include a copy of the notice of objection (if from a sublicensee).

        7.3 Minor Changes. A "Minor Change" shall be any Revision that only clarifies or corrects a previous version of the Specifications. Unless CableLabs receives a written notice of objection from Licensor or any sublicensee, all Minor Changes posted on CableLabs' www.cablemodem.com web site by 12:00 a.m. on the 8th day of any calendar month shall become effective on the 15th day of that month. Unless CableLabs receives a written notice of objection from Licensor or any sublicensee, all Minor Changes posted on CableLabs' www.cablemodem.com web site by 12:00 a.m. on the 21st day of any calendar month shall become effective on the 28th day of that month. The sole ground of objection shall be that the Revision includes patents, copyrights, or trade secrets of the objecting party that are not already licensed to CableLabs through this Agreement (for Licensor) or through a similar agreement (for a sublicensee). If CableLabs receives such an objection, CableLabs shall provide written notice to Licensor that the Revision is not effective, and CableLabs shall include a copy of the notice of objection (if from a sublicensee).

8.      TERM AND TERMINATION.

        8.1 Term. This Agreement shall continue in full force and effect until terminated in accordance with its terms.

        8.2 Termination of Sublicenses. If a sublicensee shall sue or counterclaim against General Instrument, Bay Networks, 3Com or Broadcom (each a "Vendor Author"), alleging either infringement of any copyright or patent rights, or trade secret misappropriation, in any form, whether in the data-over-cable field or otherwise, such Vendor Author may terminate such sublicensee's license to any of such Vendor Author's patents and copyrights hereunder and counterclaim based on any continued practice of any such patent or any continued violation of any such copyright. Such termination shall affect only that portion of the sublicense covering such Vendor Author's intellectual property, and such sublicense shall otherwise remain in fullforce and effect. Such termination shall be effective upon receipt by the sublicensee of written notice of termination from such Vendor Author, however, it shall not affect the right to use any Licensed Product manufactured by or for and sold or otherwise distributed by such sublicensee prior to such termination. Such Vendor Author shall promptly provide a copy of such notice to CableLabs as required in this Agreement.

        If any Vendor Author shall sue another Vendor Author (the "Defending Vendor Author"), alleging either infringement of any copyright or patent rights, or trade secret misappropriation, in any form, whether in the data-over-cable field or otherwise, the Defending Vendor Author may terminate such other Vendor Author's license as a sublicensee under Section 2.3 to any of the Defending Vendor Author's rights and counterclaim based on any continued practice of any such rights. Such termination shall affect only that portion of the sublicense covering such Defending Vendor Author's intellectual property, and such sublicense shall otherwise remain in full force and effect. Such termination shall be effective upon receipt by such other Vendor Author of written notice of termination by the Defending Vendor Author, however, it shall not affect the right to use any Licensed Product manufactured by or for and sold or otherwise distributed by such other Vendor Author prior to such termination. The Defending Vendor Author shall promptly provide a copy of such notice to CableLabs as required in this Agreement.

        CableLabs will reasonably cooperate to effect any termination under this
Section 8.2. CableLabs shall act only administratively and shall not be required to exercise any judgment about the merits of any such termination.

        8.3 Survival. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Section 5 ("Limitation of Liability") and
Section 9 ("General") shall survive termination or expiration of this Agreement.

9.      GENERAL.

        9.1 Publicity. CableLabs and Licensor may make, separately, or jointly, public announcements of this Agreement anytime after the signing of this Agreement. Except as required by law, the timing and content of such announcements by a party shall be subject to the prior written approval of the other party.

        9.2 Waiver. The failure of any party to enforce any of the terms and conditions of this Agreement shall not constitute a waiver of that party's right thereafter to enforce each and every term and condition of this Agreement or upon reasonable notice to require correction of a default previously waived.

        9.3 Severability. Should one or more provisions of this Agreement be or become invalid, the parties shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such provisions. In case such provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it can be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

        9.4 Governing Law. This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules.

        9.5 Headings. The parties acknowledge that the headings to the sections hereof are for reference purposes only and shall not be used in the interpretation of this Agreement.

        9.6 Assignment. CableLabs shall not assign its rights or obligations under this Agreement without the prior written consent of Licensor. Licensor may assign all of its rights and obligations hereunder without the consent of CableLabs. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 9.6 shall be void.

        9.7 Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written notification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, five (5) days after deposit in the mail. All notices must be sent to the following addresses, or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section:

        If to CableLabs:      Ms. Dorothy Raymond
                              Cable Television Laboratories, Inc.
                              400 Centennial Parkway
                              Louisville, Colorado  80027-1266

        If to Licensor:       The notice address on the front of this Agreement.

        9.8 Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes or any other cause which is beyond the reasonable control of such party.

        9.9 Consent to Jurisdiction. CableLabs shall require each sublicensee of the Licensed Technology to irrevocably consent, for the benefit of Licensor, to the personal jurisdiction of the state and federal courts located in the county of the city and state identified in Section 9.7 for Licensor with respect to a dispute involving the licensed technology. Licensor hereby irrevocably consents, for the benefit of each party granting a license to CableLabs on the same terms and conditions as this Agreement (each, a "Third Party Licensor"), to the personal jurisdiction of the state and federal courts located in the county of the city and state identified in the notice provisions for each such Third Party Licensor with respect to a dispute involving each such Third Party Licensor's intellectual property which is sublicensed to Licensor pursuant to Section 2.3 of this Agreement. If two pool participants file actions naming each other as defendants in differing jurisdictions under this provision, the actions shall be consolidated in one jurisdiction as follows: (a) in the jurisdiction of the party who filed the first action, if the party who filed first alleges in good faith the infringement of an issued patent (by patent number) or copyright licensed or sublicensed by such party hereunder; (b) in the jurisdiction of the party who filed the second action, if the party who filed first does not allege the infringement of an issued patent (by patent number) or copyright licensed hereunder and the party who filed the second action does allege in good faith the infringement of an issued patent (by patent number) or copyright licensed or sublicensed by such party hereunder; and (c) in such jurisdiction as determined by the applicable laws of the State of New York, in all other cases.

        9.10 Construction of Agreement. This Agreement shall not be construed for or against any party based on any rule of construction concerning who prepared this Agreement or otherwise.

        9.11 Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in connection with that action or proceeding, in addition to any other relief to which it may be entitled.

        9.12 General Construction. As used in this Agreement, the plural form and singular form each shall be deemed to include the other in all cases where such form would apply. "Includes" and "including" are not limiting, and "or" is not exclusive.

        9.13 Amendments. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

        9.14 Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to its subject matter, and supersedes all prior agreements, commitments, or representations of any kind, oral or written with respect thereto. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

        IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement.

LICENSOR                               Cable Television Laboratories, Inc.


By: /s/ Zaki Rakib                     By: /s/ Christopher J. Lammers

Name:     Zaki Rakib                   Name: Christopher J. Lammers

Title:  Chief Executive Officer        Title: Executive Vice President and Chief
                                       Operating Officer

Date: December 21,2001                  Date: December 21, 2001
DOC